UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2009

ICU Medical, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19974	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

(949) 366-2183
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On January 30, 2009, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of ICU Medical, Inc. (the “Company”) approved the payment of discretionary bonuses under the Company’s 2008 Officers’ Discretionary Plan (the “Plan”), which provides for bonuses based on performance during fiscal year 2008. The following awards were approved to the following officers:

Officer	Bonus Amount
Richard A. Costello	$56,250
Scott E. Lamb	$51,625
George A. Lopez, M.D.	$375,000
Steven C. Riggs	$68,250

Awards approved pursuant to the Plan for the first half of fiscal year 2008 were previously reported in a Current Report on Form 8-K, filed on July 24, 2008.

Additionally, the Compensation Committee approved a $90,000 bonus to Dr. Lopez, consistent with the terms of the 2008 Performance-Based Incentive Plan, which was previously approved by stockholders at the 2008 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 5, 2009

                                                           ICU MEDICAL, INC.

                                                           /s/ Scott E. Lamb
                                                           Scott E. Lamb
                                                           Secretary, Treasurer and
                                                           Chief Financial Officer